UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 14, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company previously reported that it had received a notice from the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) stating that the Nasdaq Panel had determined to continue the listing of the Company’s common stock on the Nasdaq National Market, provided that the Company filed its Form 10-Q for the third quarter of 2004 on or before February 15, 2005.

On February 14, 2005, the Nasdaq Panel notified the Company that the Nasaq Panel had granted the Company’s request to extend the current deadline of February 15, 2005 to March 16, 2005 to file the Company’s Form 10-Q for the third quarter of 2004.  The Company sought the extension in order to align the filing of its Form 10-Q for the third quarter of 2004 with the filing of its Form 10-K for the fiscal year ended December 31, 2004.

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934.  The Company has not yet filed its Form 10-Q for the third quarter of 2004 that was due on November 9, 2004.  The Nasdaq Panel’s decision provides the Company with an exception to the foregoing requirement with respect to the timely filing of the Company’s Form 10-Q for the third quarter of 2004.

The Company issued a press release on February 14, 2005 regarding the Nasdaq Panel’s decision.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated:	February 14, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated February 14, 2005.